EXHIBIT 99.1

Intelligent Systems Announces First Quarter 2009 Results

NORCROSS, Ga., May 15, 2009 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation (NYSE Amex:INS) (www.intelsys.com) announced today its financial results for the three month period ended March 31, 2009.

For the three month period ended March 31, 2009, we recorded total revenue of $2,788,000 compared to revenue of $4,347,000 in the first quarter of 2008. The net loss reported for the quarter ended March 31, 2009 was $662,000 ($0.15 per basic and diluted share) compared to a net loss of $1,487,000 ($0.33 per basic and diluted share) for the first quarter of 2008.

The period-to-period revenue change is principally related to our ChemFree subsidiary. In the three month period ended March 31, 2009, ChemFree reported an increase in U.S. sales of consumable supplies to its installed base of users of the SmartWasher(r) bioremediating parts washer, which increase was offset by a significant period-to-period decline in the number of parts washer machines sold in the domestic market. This anticipated decline in machine sales in the current period is primarily due to the fact that in the first quarter of 2008, one of ChemFree's customers was in the midst of a national program to roll-out machines to its client base which resulted in a sharp spike of machine sales during that period. Revenue from follow-on sales of replenishment fluid and filters to ChemFree's installed base of domestic customers continues to grow as a percentage of revenue, contributing to ChemFree's continued profitability despite a sluggish economy.

On a consolidated basis, reported revenue and results of operations also fluctuates from quarter-to-quarter because software license revenue related to our CoreCard Software subsidiary tends to vary significantly each quarter based on timing of customer implementations of its software and the GAAP rules governing software revenue recognition.

We plan to file our Form 10-Q for the period ended March 31, 2009 with the Securities and Exchange Commission today. For additional information about our reported results, investors will be able to access the Form 10-Q on our website at www.intelsys.com or on the SEC site, www.sec.gov. We also plan to hold an investor conference call on or about June 9, 2009 and encourage interested investors to join us for an update on the company and the proposed rights offering described below. Further details about the date, time and call-in number will be released prior to the conference call. Shareholders are also reminded of our annual meeting of shareholders at 4 p.m. on May 28, 2009 at the company headquarters at 4355 Shackleford Road, Norcross, Georgia.

We have previously disclosed information about our planned shareholder rights offering, subject to effectiveness of a Form S-3 registration statement on file with the Securities and Exchange Commission. It is anticipated that the offering will commence on the record date of May 22, 2009 and will expire at 5:00 p.m. Eastern Daylight Time on June 22, 2009. Under the terms of the rights offering, we will distribute at no charge to the holders of our common stock on the record date non-transferable rights to purchase one share of the Company's common stock for every share of common stock owned by such holder on the record date. Stockholders as of the record date will also be entitled to subscribe, subject to allotment among all subscribing shareholders, for additional shares not subscribed for by other shareholders. The subscription price will be $0.70 per share. Rights offering materials, including a prospectus and the subscription rights certificates, will be mailed on or about May 26, 2009 to eligible stockholders. The prospectus will contain important information about the rights offering, and stockholders are urged to read the prospectus carefully when available.

A registration statement relating to our proposed rights offering has been filed with the United States Securities and Exchange Commission but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The rights offering will be made only by means of a prospectus. When available, copies of the prospectus may be obtained from Intelligent Systems Corporation, 4355 Shackleford Road, Norcross GA 30093, Attention: Bonnie Herron, 770-381-2900.

About Intelligent Systems Corporation

For over thirty years, Intelligent Systems Corporation (NYSE Amex:INS) has identified, created, operated and grown early stage technology companies. The company has operations and investments in the information technology and industrial products industries. The company's consolidated subsidiaries are CoreCard Software, Inc. (www.corecard.com), (a software company) and ChemFree Corporation (www.chemfree.com) (an industrial products company). Further information is available on the company's website at www.intelsys.com or by calling the Company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The Company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers' requirements or financial condition, market acceptance of products and services, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies and further declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

                CONSOLIDATED STATEMENTS OF OPERATIONS
     (unaudited; in thousands, except share and per share amounts)

                                         Three Months Ended March 31,
 ---------------------------------------------------------------------
                                           2009               2008
 ---------------------------------------------------------------------
 Revenue
    Products                             $ 2,485            $ 4,251
    Services                                 303                 96
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     Total revenue                         2,788              4,347
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 Cost of revenue
    Products                               1,318              2,386
    Services                                 294                201
 ---------------------------------------------------------------------
     Total cost of revenue                 1,612              2,587
 ---------------------------------------------------------------------
 Expenses
     Marketing                               444                769
     General & administrative                923              1,317
     Research & development                  504                808
 ---------------------------------------------------------------------
 Loss from operations                       (695)            (1,134)
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 Other income (expense)
     Interest income (expense),
      net                                     15                 (5)
     Equity in income of
      affiliate company                        7                 26
     Other income                             12                 --
 ---------------------------------------------------------------------

 Loss from continuing operations
  before income taxes                       (661)            (1,113)
 Income taxes                                  1                 12
 ---------------------------------------------------------------------
 Loss from continuing operations            (662)            (1,125)
 Loss from discontinued
  operations                                  --               (362)
 ---------------------------------------------------------------------
 Net loss                                $  (662)          $ (1,487)
 =====================================================================

 Loss per share from continuing
  operations: basic and diluted          $ (0.15)          $  (0.25)
 Loss per share from
  discontinued operations:
  basic and diluted                      $    --           $  (0.08)
 Loss per share: basic and diluted       $ (0.15)          $  (0.33)
 =====================================================================
 Basic & diluted weighted
  average common shares
  outstanding                          4,478,971          4,478,971

                      CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share amounts)

                                         March 31,       December 31,
                                           2009              2008
 ---------------------------------------------------------------------
  ASSETS                                 (unaudited)
 ---------------------------------------------------------------------
  Current assets:
    Cash                                $    588           $  1,074
    Accounts receivable, net               1,636              1,570
    Notes and interest
     receivable, current portion             223                353
    Inventories                              966              1,051
    Other current assets                     270                280
 ---------------------------------------------------------------------
      Total current assets                 3,683              4,328
 ---------------------------------------------------------------------
  Long-term investments                    1,217              1,209
  Notes and interest receivable,
   net of current portion                  1,338              1,318
  Property and equipment, at
   cost less accumulated
   depreciation                            1,454              1,583
  Other intangibles, net                     256                268
 ---------------------------------------------------------------------
  Total assets                          $  7,948           $  8,706
 =====================================================================
  LIABILITIES AND STOCKHOLDERS'
  EQUITY
 ---------------------------------------------------------------------
 Current liabilities:
    Short-term borrowings               $    342           $    325
    Accounts payable                         938                922
    Deferred revenue                         980                983
    Accrued payroll                          425                497
    Accrued expenses and other
     current liabilities                     950                970
 ---------------------------------------------------------------------
      Total current liabilities            3,635              3,697
   Long-term liabilities, net
    of current portion                       226                249
 ---------------------------------------------------------------------
  Intelligent Systems
   Corporation stockholders'
   equity:
    Common stock, 4,478,971
     shares issued and
     outstanding at March 31,
     2009 and December 31, 2008               45                 45
    Additional paid-in capital            18,459             18,457
    Accumulated other
     comprehensive loss                     (105)               (92)
    Accumulated deficit                  (15,828)           (15,166)
 ---------------------------------------------------------------------
     Total Intelligent Systems
      Corporation stockholders'
      equity                               2,571              3,244
  Noncontrolling interest (1)              1,516              1,516
 ---------------------------------------------------------------------
 Total stockholders' equity                4,087              4,760
 ---------------------------------------------------------------------
 Total liabilities and
  stockholders' equity                  $  7,948           $  8,706
 =====================================================================

 1.  Prior year's data have been reclassified to conform to the current year's presentation reflecting the adoption of Statement of Financial Accounting Standards No.160

CONTACT:  Intelligent Systems Corporation
          Bonnie Herron
          770-564-5504
          bherron@intelsys.com